Exhibit 23.3

顯晉會計師事務所有限公司 A.C FORTUNE CPA COMPANY LIMITED Certified Public Accountants

Room 1101, 11/F, Chinachem Leighton Plaza, 29 Leighton Road, Causeway Bay, Hong Kong

香港銅鑼灣禮頓道 29 號華懋禮頓廣場 11 樓 1101 室

Telephone: (+852) 2127 4813 Email: info@acfortunecpa.com

Dear Sir/Madam,

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3, of Top Wealth Group Holding Limited, of our report dated June 17, 2026, relating to the financial statements of Airentity International Limited appearing in this Registration Statement on Form F-3, of Top Wealth Group Holding Limited. We also consent to the reference to our firm under the caption “Experts”.

/s/ A.C. Fortune CPA Company Limited

A.C FORTUNE CPA COMPANY LIMITED

Hong Kong, China

June 24, 2026